EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the registration statement of Hi-Tech Pharmacal Co., Inc. (the “Company”) on Form S-8 (File No. 333-35425) of our report, dated June 27, 2003 (with respect to second paragraph of Note P, July 17, 2003), on our audits of the financial statements of the Company as of April 30, 2003 and 2002 and for each of the years in the three-year period ended April 30, 2003 which report is included in this Annual Report on Form 10-K.

/s/    EISNER LLP

New York, New York

July 25, 2003